UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 18, 2011 (February 17, 2011)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Officers

On February 17, 2011, A. James Dearlove resigned as President of Penn Virginia Corporation (the “Company”) effective immediately. Mr. Dearlove will remain as Chief Executive Officer of the Company until May 4, 2011, the date of the Company’s 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”), at which time he will retire. Mr. Dearlove will not stand for reelection to the Board of Directors of the Company (the “Board”) at the 2011 Annual Meeting.

On the same day, the Board promoted H. Baird Whitehead, previously Executive Vice President and Chief Operating Officer of the Company, to President and Chief Operating Officer of the Company. Mr. Whitehead’s 2011 base salary, as well as his 2010-related cash bonus and long-term compensation, are disclosed below.

New Director

On February 17, 2011, the Board elected H. Baird Whitehead to the Board effective immediately. Because Mr. Whitehead is an executive officer of the Company, he is not expected to serve on any committees of the Board and he is not entitled to any additional compensation other than the compensation he receives on account of being an executive officer of the Company.

Executive Compensation

On February 17, 2011, the Compensation and Benefits Committee (the “C&B Committee”) of the Board determined that cash bonuses and long-term compensation payable to executive officers of the Company in 2011 relating to their performance in 2010 on behalf of the Company are as follows:

Name and Principal Position	Cash Bonus ($)	Long-Term Compensation ($) (1)

A. James Dearlove Chief Executive Officer	2,000,000	0

H. Baird Whitehead President and Chief Operating Officer	400,000	1,250,000

Steven A. Hartman Senior Vice President and Chief Financial Officer	150,000	600,000

Nancy M. Snyder Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	300,000	850,000

(1)

Long-term compensation awards are expressed in dollar values, and the Company pays those awards in the form of options to purchase Company stock and restricted Company stock units under the Company’s Seventh Amended and Restated 1999 Employee Stock Incentive Plan. The actual numbers of restricted Company stock units awarded are based on the New York Stock Exchange closing price of the Company’s common stock on the date of grant. The actual number of Company stock options awarded is based on a weighted-average value of all options granted to all classes of the Company’s employees on the date of grant using the Black-Scholes-Merton option-pricing formula. The executive officers will be given the opportunity to elect with respect to Company long-term compensation awards whether to receive those awards in stock options, restricted stock units or a combination of both, but the portion of the awards paid in stock options must comprise at least 50% of the value of the awards.

On the same day, the C&B Committee determined that base salaries payable to executive officers of the Company in 2011 are as follows:

Name and Principal Position	2011 Salary ($)

A. James Dearlove Chief Executive Officer	500,000

H. Baird Whitehead President and Chief Operating Officer	450,000

Steven A. Hartman Senior Vice President and Chief Financial Officer	250,000

Nancy M. Snyder Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	310,000

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2011, the Board amended the Company’s Amended and Restated Bylaws to increase the number of directors serving on the Board from eight to nine. The Board also amended the Company’s Amended and Restated Bylaws to provided that the number of directors serving on the Board would automatically decrease from nine to eight on the date of the 2011 Annual Meeting.

A copy of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 17, 2011, the Company announced the resignation of Mr. Dearlove as President of the Company and the election of Mr. Whitehead as President of the Company. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Penn Virginia Corporation.
99.1	Press release dated February 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2011

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Penn Virginia Corporation.

99.1	Press release dated February 17, 2011.